Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4, Amendment No. 4, of our report dated March 4, 2021, relating to the audited consolidated financial statements of Xos, Inc. and Subsidiary as of December 31, 2020, 2019 and 2018, and for the years then ended, appearing in the proxy statement/prospectus, which is part of this Registration Statement, and to the reference to our Firm under the caption “Experts” in the proxy statement/prospectus.

/s/ WithumSmith+Brown, PC

Irvine, California
July 29, 2021